EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             THE PANDA PROJECT, INC.

         Pursuant to Section 607.1007 of the Florida Statutes, The Panda Project, Inc., a Florida corporation (the "Corporation"), certifies that:

         (1) The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on April 8, 1992.

         (2) The Articles of Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on December 22, 1993.

         (3) The Second Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on January 11, 1994.

         (4) These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. The holders of a majority of the issued and outstanding shares of the Corporation's outstanding common stock approved such amendments pursuant to a written consent dated as of March 15, 1994. The number of votes cast for the amendment was sufficient for approval by the holders of common stock of the Corporation. These Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the

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Corporation at a meeting held March 14, 1994.

         The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety, effective as of the date of filing with the Secretary of State, to read as follows:

                                ARTICLE I - NAME

         The name of the corporation is The Panda Project, Inc. (hereinafter called the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under The Florida Business Corporation Act.

                           ARTICLE III - CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, par value $0.01 per share.

         Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                         ARTICLES IV - REGISTERED AGENT

         The street address of the registered office of the Corporation is 6421 Congress Avenue, Suite 114, Boca Raton,

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Florida 33487; and the name of the registered agent of the Corporation at that address is Mr. Stanford W. Crane, Jr.

                     ARTICLE V - PRINCIPAL PLACE OF BUSINESS

         The principal place of business and the mailing address of the Corporation is 6421 Congress Avenue, Suite 114, Boca Raton, Florida 33487.

                          ARTICLE VI - INDEMNIFICATION

         The corporation shall indemnify to the fullest extent authorized or permitted by the Florida Business Corporation Act, as amended from time to time (the "Act"), including any additional indemnification rights allowable pursuant to future amendments to the Act, any person, and his or her heirs, executors, administrators and legal representatives, who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise at the request of the Corporation (an "Indemnifiable Party"). Such indemnification shall include, without limitation, the advancement of expenses when allowed pursuant to applicable law.

         In addition, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article VI shall not eliminate or limit the

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liability of a director for any of the following:

         (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

         (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

         (c)      a violation under Section 607.0834 of the Act;

         (d) a transaction from which the director derived an improper personal benefit; or

         (e)      an act or omission occurring before the effective date of this
                  Article VI.

         Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

         The foregoing director liability provisions are intended to be in addition to, and not in lieu or in limitation of, the director liability standards set forth in Section 607.0831 of the Act, and no provision of this
Article VI shall be construed to limit the ability of the Company to indemnify or make advances to an Indemnifiable Party under the Act.

         IN WITNESS WHEREOF, the undersigned officer and director of the Corporation has executed these Amended and Restated Articles of Incorporation as of March 15, 1994.

                                     THE PANDA PROJECT, INC.
                                      a Florida corporation

                                     /s/ DREW L. TAYLOR
                                     ------------------
                                     By:  Drew L. Taylor
                                     Its: Vice President and Director

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                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             THE PANDA PROJECT, INC.

         Pursuant to Section 607.1007 of the Florida Statutes, The Panda Project, Inc., a Florida corporation (the "Corporation"), certifies that:

         (1) The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on April 8, 1992.

         (2) The Articles of Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on December 22, 1993.

         (3) The Second Amendment to Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Florida on January 11, 1994.

         (4) Amended and Restated Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on March 17, 1994.

         (5) These Articles of Amendment of Amended and Restated Articles of Incorporation contain an amendment which was approved by the shareholders of the Corporation at a meeting on August 16, 1996 by the number of votes sufficient for approval by the shareholders of the Corporation. These Articles of Amendment of

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Amended and Restated Articles of Incorporation were duly adopted by the Board of
Directors of the Corporation at a meeting held June 19, 1996.

         The text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended, effective as of the date of filing of these Articles of Amendment with the Secretary of State, by deleting Article III of the Amended and Restated Articles of Incorporation in its entirety and inserting in lieu thereof the following:

                           ARTICLE III - CAPITAL STOCK

              The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, par value $0.01 per share.

              Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of Amended and Restated Articles of Incorporation as of August __, 1996.

                                     THE PANDA PROJECT, INC.
                                     a Florida corporation

                                     By:  __________________
                                          C. Daryl Hollis
                                          Vice President

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